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                                                                    EXHIBIT 10.6

                 SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT

         THIS SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT dated as of December 31, 1997 (this "Amendment"), by and between AMERICAN BUSINESS PRODUCTS, INC., a Georgia corporation (the "Borrower"), and SUNTRUST BANK, ATLANTA, a Georgia banking corporation, and its successors and assigns (the "Bank").

                               W I T N E S S T H:

         WHEREAS, the Borrower and the Bank executed and delivered that certain Revolving Credit Agreement dated as of April 22, 1996, as amended by that certain First Amendment to Revolving Credit Agreement dated as of August 1, 1997 (as further amended or otherwise modified from time to time, the " Credit Agreement"); and

         WHEREAS, the Bank and the Borrower, pursuant to Section 7.10 of the Credit Agreement, desire to amend the Credit Agreement on the terms and conditions as hereinafter set forth.

         NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Bank and the Borrower hereby agree as follows:

ss.I.    DEFINED TERM. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

ss.2.    AMENDMENT TO CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:

         (a) Section 1.1, entitled "Definitions", is hereby amended by:

                  (i) deleting the existing definition of "Revolving Credit Note" and substituting the following therefor:

                  "Revolving Credit Note" shall mean the amended and restated promissory note of the Borrower payable to the order of the Bank and dated December 31, 1997 in the original principal amount of Fifty Million Dollars ($50,000,000), either as originally executed or as it may be from time to time supplemented, modified, amended, renewed or extended.

                  (ii) adding a new definition of "Applicable Percentage" in the appropriate alphabetical order as follows:

                  "Applicable Percentage" shall mean with respect to a LIBOR Advance and to the calculation of the Commitment Fee, the percentage per annum determined by


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                  reference to the ratio of Consolidated Funded Debt to
                  Consolidated Net Capitalization in effect at such time, as set forth below:

                  Consolidated Funded
                  Debt/Consolidated Net Capitalization                 LIBOR         Commitment
                  Ratio                                                Advances          Fee
                  ------------------------------------                 --------      ----------
                  < 30%                                                0.20%            0.10%
                  -

                  >30% but < 40%                                       0.275%           0.125%
                           -

                  >40% but <50%                                        0.325%           0.15%
                           -

                  The Applicable Percentage shall be determined quarterly based upon the officer's certificate required to be delivered by the Borrower pursuant to Section 5.15(g) hereof. Any adjustment to the Applicable Percentage shall be effective as of the first day of the fiscal quarter immediately following the fiscal quarter for which such officer's certificate was delivered (the "Adjustment Date"); provided, that if the Borrower fails to deliver such officer's certificate, the Applicable Percentage shall automatically be adjusted on the applicable Adjustment Date to 0.325% with respect to LIBOR Advances and 0.15% with respect to the Commitment Fee until the Borrower has delivered such officer's certificate and the Applicable Percentage can be determined in accordance therewith.

         (b) Section 2.1 (a) shall be amended by deleting the existing language in its entirety and substituting the following therefor:

                  (a) Subject to and upon the terms and conditions set forth in this Agreement, the Bank agrees to make available to the Borrower from time to time up to the Termination Date Advances in aggregate principal amount at any one time outstanding equal to $50,000,000 (the "Commitment"); provided, that the Bank shall not be obligated to make available any Advance to the extent that immediately after making any such Advance the sum of (i) the outstanding principal balance of all Advances,
                  (ii) the outstanding Bond Obligations and (iii) the outstanding Letter of Credit Obligations would exceed the Commitment. Within the limits of the Commitment, the Borrower may borrow, repay and reborrow under the terms of this Agreement; provided, that the Borrower may neither borrow nor reborrow if a Default or an Event of Default exists or would result from the making of such Advance or from the application of the proceeds therefrom.

         (c) Section 2.2 (ii) shall be amended by deleting the existing language in its entirety and substituting the following therefor:



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                  (ii) LIBOR for the Interest Period selected by the Borrower, plus the Applicable Percentage with respect to LIBOR Advances.

         (d) Section 2.10 shall be amended by deleting the existing language in its entirety and substituting the following therefor:

                  SECTION 2.10. Commitment Fee. From and after the date hereof up to and including the Termination Date, the Borrower shall pay to the Bank a commitment fee equal to the Applicable Percentage with respect to the Commitment Fee calculated on the average daily amount of the unused Commitment (the "Commitment Fee"). The Commitment Fee shall be payable by the Borrower quarterly in arrears and on the Termination Date.

         (e) Section 5.15 (g) shall be amended by adding the following language at the end thereof:

                  ; provided, that notwithstanding the foregoing and for the purpose of determining the Applicable Percentage, the Borrower shall deliver a certificate of an authorized financial officer within ninety (90) days after the end of the last fiscal quarter of each fiscal year setting forth the information and computations (in sufficient detail) required in order to determine the ratio of Consolidated Funded Debt to Consolidated Net Capitalization on the last day of such fiscal quarter.

         (f) Section 7.10 shall be amended by deleting the existing language in its entirety and substituting the following therefor:

                  SECTION 7.10. Amendments; Consents. No amendment, modification, supplement, termination or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, may in any event be effective unless (i) in writing signed by the Bank and (ii) in writing signed by two (2) Executive Officers of the Borrower, which signatures may be in any such Executive Officers primary or attesting capacity, and then only in the specific instance and for the specific purpose given.

SS.3.    CONDITIONS PRECEDENT TO CLOSING. This Amendment shall become effective on the date (the"Effective Date") that the Bank receives, in form and substance satisfactory to it, the following documents:

         (a) duly executed counterparts of this Amendment;

         (b) the duly executed Amended and Restated Revolving Credit Note in the principal amount of $50,000,000;



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         (c) the certificate of the Secretary or an Assistant Secretary dated as of the Effective Date certifying the resolutions of the Board of Directors of the Borrower in form and substance satisfactory to the Bank;

         (d) a certificate of an Executive Officer dated the Effective Date with respect to the effectiveness as of such Date of certain representations and warranties of the Borrower that are set forth in Article IV of the Credit Agreement and certifying that no Default or Event of Default exists on such Date, both before and after giving effect to the Amendment, in form and content satisfactory to the Bank; and

         (e) a favorable written opinion of Long, Aldridge & Norman, counsel to the Borrower, in form and content reasonably satisfactory to the Bank and addressed to the Bank.

SS.4. APPLICABLE PERCENTAGE. From the Effective Date until April 1, 1998 the Applicable Percentage with respect to LIBOR Advances shall be 0.20% and with respect to the Commitment Fee shall be 0.10%. Thereafter, the Applicable Percentage shall be determined in accordance with the definition thereof.

SS.5. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants as follows:

         (a) The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of its obligations and agreements under the Credit Agreement, as amended by this Amendment, are within the corporate authority of the Borrower, have been duly authorized by all requisite corporate action of the Borrower and do not and will not contravene any provision of law or the Borrower's articles of incorporation, bylaws or any stock provision or any amendment thereof or any indenture, agreement, instrument or undertaking binding on the Borrower.

         (b) The Credit Agreement, as amended by this Amendment, remains in full force and effect and constitutes the legal, valid and binding obligations of the Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditor's rights.

SS.6. MISCELLANEOUS PROVISIONS.

         (a) RATIFICATION. The Borrower hereby restates, ratifies and reaffirms each and every term, covenant and condition set forth in the Credit Agreement effective as of the date hereof.

         (b) COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all counterparts, taken together, shall constitute but one and the same document.



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         (c) GOVERNING LAW. This Amendment shall be governed by and construed and interpreted in accordance with the law of the State of Georgia.


                  IN WITNESS WHEREOF, the Borrower and the Bank have caused this Amendment to be duly executed, under by their respective duly authorized officers as of the day and year first above written.



                                    AMERICAN BUSINESS PRODUCTS, INC.

                                    By: /s/ Richard G. Smith
                                        ------------------------------
                                        Title: Chief Financial Officer

                                    Attest:  /s/ John H. Karr
                                             -------------------------
                                             Name: John H. Karr
                                             Title: Treasurer


                                      [CORPORATE SEAL]



                                    SUNTRUST BANK, ATLANTA


                                    By:  /s/ R. Michael Dunlap
                                        ------------------------------
                                    Name: R. Michael Dunlap
                                    Title: Vice President


                                    By:  /s/   Willem Hattink
                                        ------------------------------
                                    Name: Willem Hattink
                                          ----------------------------
                                    Title:  GVP
                                            --------------------------